PURE GAS PARTNERS, L.P.
AND SUBSIDIARIES

Consolidated Financial Statements
Years Ended December 31, 2010 and 2009

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Financial Statements
Years Ended December 31, 2010 and 2009

INDEPENDENT AUDITOR’S REPORT

To the Partners
Pure Gas Partners, L.P. and Subsidiaries
San Antonio, Texas

We have audited the accompanying consolidated balance sheets of Pure Gas Partners, L.P. and its subsidiaries (the Partnership) as of December 31, 2010 and 2009 and the related consolidated statements of income, partners’ capital, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pure Gas Partners, L.P. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Darilek Butler & Associates PLLC
San Antonio, Texas
April 7, 2011

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009

ASSETS

Current Assets
Cash	$975,123	$757,119
Accounts Receivable - Production	512,624	790,219
Accounts Receivable - Related Party	250,000	-
Prepaid Expenses	-	18,101
Total Current Assets	1,737,747	1,565,439

Oil and Gas Properties	17,155,151	15,575,140
Less: Accumulated Depletion	(7,007,665)	(6,158,819)
Net Oil and Gas Properties	10,147,486	9,416,321

Other Assets
Other Property and Equipment, net of Accumulated Depreciation of $94,759 and $83,721 in 2010 and 2009, respectively	124,776	154,635
Deferred Bond Costs, net of Accumulated Amortization of $293,915 and $243,528 in 2010 and 2009, respectively	209,939	260,325
Deferred Bond Discount, net of Accumulated Amortization of $108,827 and $90,171 in 2010 and 2009, respectively	77,733	96,389
Other Assets	112,532	112,477
Goodwill	2,266,470	2,266,470
Total Other Assets	2,791,450	2,890,296

TOTAL ASSETS	$14,676,683	$13,872,056

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Balance Sheets (Continued)
December 31, 2010 and 2009

	2010	2009

LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities
Accounts Payable - Trade	$875,881	$219,454
Accounts Payable - Revenue Distribution	49,880	101,601
Interest Payable	107,875	121,500
Accrued Expenses	28,460	27,331
Deferred Revenues	162,394	-
Lines of Credit	1,582,426	1,582,426
Bonds Payable - Current Portion	660,000	545,000
Creditors Payable - Current Portion	150,000	162,500
Total Current Liabilities	3,616,916	2,759,812

Non-Current Liabilities
Asset Retirement Obligations	508,588	449,319
Bonds Payable, net of Current Portion	3,555,000	4,160,000
Creditors Payable, net of Current Portion	1,656,305	1,766,700
Total Non-Current Liabilities	5,719,893	6,376,019
Total Liabilities	9,336,809	9,135,831

Partners' Capital (Deficit)
Pure Gas Partners, L.P. Partners' Capital (Deficit)
Class A Limited Partner (7,126,799 shares authorized and issued)	(132,698)	(709,455)
Class B Limited Partners (2,277,496 shares authorized and issued)	4,845,420	4,744,178
Class C Limited Partners (334,693 shares authorized and issued)	598,066	(238,558)
General Partner (53,704 shares authorized and issued)	29,086	26,219
Total Pure Gas Partners, L.P. Partners' Capital (Deficit)	5,339,874	3,822,384
Noncontrolling Interest	-	913,841
Total Partners' Capital	5,339,874	4,736,225

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$14,676,683	$13,872,056

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Income
Years Ended December 31, 2010 and 2009

	2010	2009

Revenues and Gains
Oil and Gas Sales	$3,711,443	$3,415,817
Gain on Sale of Oil and Gas Properties	97,436	-
Other	43,836	25,079
Total Revenues and Gains	3,852,715	3,440,896

Expenses and Losses
Lease Operating	405,510	529,890
Production Tax	379,370	296,276
Depreciation, Depletion, and Amortization	878,705	2,246,490
Accretion Expense	59,269	59,269
Professional Fees - Oil and Gas Exploration	429,741	344,192
General and Administrative	629,448	546,564
Oil and Gas Lease Expense	2,915	30,757
Bond Issuance Amortization	50,385	50,385
Interest Expense	413,338	424,420
Other	385	300
Total Expenses & Losses	3,249,066	4,528,543

Income (Loss) Before Provisions for Federal Income Taxes	603,649	(1,087,647)

Benefit (Provision) for Federal Income Taxes
Current	(53,985)	25,138
Deferred	53,985	(25,138)
Total Benefit (Provision) for Federal Income Taxes	-	-

Net Income (Loss)	603,649	(1,087,647)

Less: Net Income (Loss) Attributable to the Noncontrolling Interest	-	(46,557)

Net Income (Loss) Attributable to Pure Gas Partners, L.P.	$603,649	$(1,041,090)

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Partners’ Capital
Years Ended December 31, 2010 and 2009

	Pure Gas Partners, L.P. Partners
	Class A	Class B	Class C
	Limited	Limited	Limited	General	Noncontrolling
	Partners	Partners	Partners	Partner	Interest	Total

Balance as Previously Reported – December 31, 2008	$37,638	$4,995,302	$12,566	$32,495	$987,236	$6,065,237

Prior Period Adjustment	(127,644)	(42,906)	(42,906)	(1,071)	-	(214,527)

Balance as Restated – December 31, 2008	(90,006)	4,952,396	(30,340)	31,424	987,236	5,850,710

Less: Distributions	-	-	-	-	(26,838)	(26,838)

Net Income (Loss)	(619,449)	(208,218)	(208,218)	(5,205)	(46,557)	(1,087,647)

Balance - December 31, 2009	(709,455)	4,744,178	(238,558)	26,219	913,841	4,736,225

Net Income (Loss)	280,729	101,242	188,465	2,867	30,346	603,649

Conversion of Options Exercised	296,028	-	648,159	-	(944,187)	-

Balance - December 31, 2010	$(132,698)	$4,845,420	$598,066	$29,086	$-	$5,339,874

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Cash Flow
Years Ended December 31, 2010 and 2009

	2010	2009

Cash Flows from Operating Activities
Net Income (Loss)	$603,649	$(1,087,647)

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation, Depletion, and Amortization	878,623	2,246,490
Accretion	59,269	59,269
Amortization of Bond Issuance Costs	69,042	69,041
(Increase) Decrease in:
Receivables	27,595	360,595
Prepaids and Other Assets	18,046	207,099
Increase (Decrease) in:
Accounts Payable - Trade	656,427	(277,126)
Accounts Payable - Revenue Distributions	(51,721)	(63,113)
Interest Payable	(13,625)	(11,125)
Deferred Revenues	162,394	-
Accrued Expenses	1,129	1,124
Net Cash Provided (Used) by Operating Activities	2,410,828	1,504,607

Cash Flows from Investing Activities
Capital Expenditures - Oil and Gas Properties	(1,579,929)	(1,119,030)
Capital Expenditures - Other	-	(53,595)
Net Cash Provided (Used) by Investing Activities	(1,579,929)	(1,172,625)

Cash Flows from Financing Activities
Net Borrowings (Payments) on Line of Credit	-	92,780
Payments to Bonds Payable	(490,000)	(500,000)
Payments to Reduce Creditors Payable	(122,895)	(330,133)
Distributions to the Noncontrolling Interest	-	(26,838)
Net Cash Provided (Used) by Financing Activities	(612,895)	(764,191)

Net Increase (Decrease) in Cash and Cash Equivalents	218,004	(432,209)

Cash and Cash Equivalents at Beginning of Year	757,119	1,189,328

Cash and Cash Equivalents at End of Year	$975,123	$757,119

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for interest	$408,307	$416,889

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note A – Partnership Organization and Nature of Operations

Partnership Organization

Pure Gas Partners, L.P., (the Partnership) is a Texas limited partnership that was formed in 2002 to acquire all of the issued and outstanding common stock of Pure Energy Group, Inc., a Texas corporation, and to continue to acquire, develop, manage, lease and operate oil and gas properties.  The Partnership owns a 99.99% limited partner interest in Pure Gas Partners II, L.P. (PGP II), a Texas limited partnership formed in 2004, with .01% general partner interest owned by Pure Energy Group, Inc.  During 2010, the noncontrolling interest partners exercised their option to convert all minority interest shares into Class A and Class C shares. As of December 31, 2010, the Partnership had no noncontrolling interest partners.

Nature of Operations

The Partnership is an independent natural gas and oil company engaged in the exploration, development, exploitation, and acquisition of natural gas and oil reserves in North America.  The Partnership’s primary area of focus is the State of New Mexico, particularly southeastern New Mexico.

Note B – Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements are prepared in conformity with generally accepted accounting principles (GAAP).  Certain prior period amounts have been restated to conform to current year presentation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Partnership, Pure Energy Group, Inc., and Pure Gas Partners II, L.P.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Oil and Gas Properties

The Partnership uses the successful efforts method of accounting for oil and gas producing activities.  Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized.  Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance.  Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note B – Summary of Significant Accounting Policies (Continued)

Oil and Gas Properties (Continued)

On the sale or retirement of a complete unit of a proved property, the cost, and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized.  On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually.  If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable - Production

Accounts receivable consist of amounts due from customers for oil and gas sales and are considered fully collectible by the Partnership as of December 31, 2010 and 2009.  The Partnership determines when receivables are past due based on how recently payments have been received.

Revenue Recognition

The Partnership recognizes oil and natural gas revenue from its interests in producing wells as oil and natural gas is produced and sold from those wells.

Property and Equipment

Property, plant, and equipment are stated at cost.  Depreciation of office furniture and equipment is provided using the straight-line method and the Modified Accelerated Cost Recovery System (MACRS) based on estimated useful lives ranging from three to 15 years.  These methods do not materially differ from generally accepted accounting principles.  Depreciation expense was $29,859 and $38,271 for the years ended December 31, 2010 and 2009, respectively.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note B – Summary of Significant Accounting Policies (Continued)

Asset Retirement Obligations

The Partnership accounts for asset retirement obligations under the provisions of ASC 410, Asset Retirement and Environmental Obligations, which provides for an asset and liability approach to accounting for Asset Retirement Obligations (ARO).  Under this method, when legal obligations for dismantlement and abandonment costs, excluding salvage values, are incurred, a liability is recorded at fair value and the carrying amount of the related oil and gas properties is increased.  Accretion of liability is recognized each period using the interest method of allocation and the capitalized cost is depleted over the useful life of the related asset. Asset retirement obligations as of December 31, 2010 and 2009 were $508,588 and $449,319, respectively.

The following is a description of the changes to the Company’s asset retirement obligations for the years ended December 31, 2010 and 2009:

	2010	2009
Asset retirement obligations at beginning of year	$449,319	$390,050
Accretion expense	59,269	59,269
Asset retirement obligations at end of year	$508,588	$449,319

Income Taxes

The Partnership is not a taxable entity for federal or state income tax purposes.  Accordingly, no income tax provision has been included in the financial statements related to the income of the partnership.

The Partnership’s subsidiary, Pure Energy Group, Inc., is a taxable corporation for which an income tax provision has been made in the accompanying financial statements.  Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities (See Note K).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures.  Actual results could differ from those estimates and assumptions.  Significant estimates include volumes of oil and gas reserves used in calculating depletion of proved oil and natural gas properties and costs to abandon oil and gas properties.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note B – Summary of Significant Accounting Policies (Continued)

Financial Instruments

The Partnership’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, Financial Instruments.  The carrying amount of these financial instruments as reflected in the consolidated balance sheets, except for long-term, fixed-rate debt, approximates fair value.  The Partnership estimates the fair value of its long-term, fixed-rate debt generally using discounted cash flow analysis based on the Partnership's current borrowing rates for similar types of debt.

Recently Issued Accounting Pronouncements

In December 2010, the FASB issued authoritative guidance amending the criteria for performing the second step of the goodwill impairment test for companies with reporting units with zero or negative carrying amounts. The amended guidance requires performance of the second step if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years beginning after December 15, 2010, and for interim periods within that first reporting period. Early adoption is not permitted. We do not expect this guidance to have a significant impact on our consolidated financial position, results of operations or cash flows.

 In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Partnership’s financial statements.

There were  various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Partnership’s financial position, results of operations or cash flows.

Correction of Prior Period Errors

In the Partnership’s 2009 financial statements, no amounts were recorded related to the asset retirement obligations associated with the dismantling and abandonment costs of wells. During 2010, the Partnership re-evaluated its obligations with respect to such costs and determined that a liability should be recorded for this amount. The correction of this error reduced 2009 net income by $78,772 and $214,527 was adjusted to beginning retained earnings as of January 1, 2009.

Asset retirement obligations were properly recorded for the fiscal year 2010 and as such there is no material impact to the year ended December 31, 2010.

Note C – Related Party Transactions

The Partnership paid $174,500 and $171,400 in consulting fees in 2010 and 2009, respectively, to BDR Consulting, Inc. (BDR), a member of CCJ/BDR Investments, L.L.C., who owns a combined 64.108% limited partner interest in the Partnership.  The president of BDR serves on the Board of Directors and is the Chief Executive Officer of Pure Energy Group, Inc.  In addition, the Partnership rents office space from BDR on a month-to-month basis.  The Partnership paid BDR $18,000 and $24,000 in rental fees in 2010 and 2009, respectively.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note C – Related Party Transactions (Continued)

The Partnership has a development contract with Aztec Energy Partners I, L.P. (Aztec), whereby Aztec agreed to fund 100% of costs through completion on certain wells to be drilled in two counties in New Mexico.  On certain wells, the Partnership owns a working interest.  On those wells, Aztec will receive working interest and net revenue interest.  Certain partners in Aztec are also indirect limited partners and members of the Board of Directors of the Partnership and its subsidiaries.  During the years ended December 31, 2010 and 2009, the Partnership paid Aztec $356,145 and $287,318, respectively, for Aztec’s share of well income, net of related well costs, based on production.  As of December 31, 2010 and 2009, the Partnership had a net payable to Aztec of $26,160 and $64,815, respectively.

Aztec Managing GP, LLC (Aztec MP) is the managing general partner of Aztec Energy Partners I, L.P.  The principals of Aztec MP also serve on the Board of Directors of the Partnership.  During the years ended December 31, 2010 and 2009, the Partnership paid Aztec MP $154,314 and $95,027, respectively, for Aztec MP’s share of well income, net of related well costs, based on production.  As of December 31, 2010 and 2009, the Partnership had a net payable to Aztec MP of $23,721 and $36,786, respectively.

On September 28, 2010, the Partnership entered into a loan and security agreement with Doral Energy Corporation (“Doral Energy”) pursuant to which the Partnership loaned Doral Energy $250,000 with interest payable thereon at a rate of 5% per annum. Doral Energy agreed to make monthly installments of accrued interest beginning on November 1, 2010 and on the first day of each successive month thereafter, with a final payment of all remaining amounts payable under the Loan Agreement on account of principal and interest due on March 31, 2011.  As of December 31, 2010, $250,000 was recorded as a related party receivable on the balance sheet and the Partnership recognized approximately $2,600 in interest income related to this loan.

Note D – Long-Term Debt

At December 31, 2010 and 2009, long-term debt consisted of the following items:

	2010	2009
7½% Debentures, Series 2005	$4,215,000	$4,705,000
Operating Lines of Credit	1,582,426	1,582,426
Total Long-term Debt	$5,797,426	$6,287,426

Operating Lines of Credit

As of December 31, 2010 and 2009, the borrowing base on the line of credit was $2,350,000 and $2,500,000, respectively.  The interest rate is calculated at the greater of the Wall Street Prime Rate or 4%.   The line of credit is collateralized by producing wells.  As of December 31, 2010 and 2009, the outstanding balance on the line of credit was $1,582,426.

7½% Debentures, Series 2005

On March 1, 2005, Pure Energy Group, Inc. and its subsidiary Pure Gas Partners, II, L.P., issued 7 ½ % Debentures, Series 2005, in the principal amount of $5,500,000.  The Debentures mature on March 1, 2015, with principal and interest payable semi-annually on March 1 and September 1.

The Debentures were used to (i) finance the final payments pursuant to a Second Plan of Reorganization approved by the United States Bankruptcy Court in 2002; (ii) to pay off the outstanding balance of an operating line of credit; (iii) to provide working capital; and (iv) to fund capitalized interest on the Debentures through September 1, 2005.  The Debentures are secured by all revenues of the issuer and all money held in the funds and accounts created under the Indenture (except the Costs of Issuance Account).

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note D – Long-Term Debt (Continued)

Repayment of Long-Term Debt

Aggregate long-term debt, consisting of the 7½% Debentures, Series 2005, is estimated to be repayable annually as follows:

2011	660,000
2012	830,000
2013	1,020,000
2014	1,175,000
2105	530,000
Total	$4,215,000

As permitted by the bond debt agreement, the Partnership can purchase these bonds back on the open market.  Bonds held by the Partnership at December 31, 2010 and December 31, 2009 totaled $185,000 and $155,000, respectively. These bonds were purchased at a discount of $169,855 and $140,212 during 2010 and 2009, respectively.  The bonds held by the Partnership are shown as a reduction of bonds payable on the balance sheet as follows:

	2010	2009
Bonds Payable	$4,400,000	$4,860,000
Less: Bonds held by the Partnership	(185,000)	(155,000)
Total	$4,215,000	$4,705,000

Note E – Creditors Payable

In 2002, the prior owner of Pure Energy Group, Inc. filed a petition for reorganization with the United States Bankruptcy Court.  According to the Plan of Reorganization, three other creditors are to receive a combined amount of approximately $3,000,000 for their claims out of future net revenues of Pure Energy Group, Inc. (defined as revenues from producing wells net of lease operating expenses and other direct costs).  During 2003, two of these creditors reduced the amount of debt owed to them by $150,000 each since Pure Energy Group, Inc., at the creditors’ requests, paid a third party in the amount of $300,000 on their behalf.

The net revenue distribution due to creditors in 2011 based on 2010 net revenues is $150,000 as of December 31, 2010 and is presented as a current liability.  The net revenue to creditors in 2010 based on 2009 net revenues was $162,500 as of December 31, 2009 and was presented as a current liability.  As of December 31, 2010 and 2009, the creditors’ payable balance was $1,806,305 and $1,929,200, respectively.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note F – Operating Leases

During 2010 the Partnership had a non-cancelable operating lease for office space expiring in June 2014.  As of December 31, 2010, the remaining future minimum lease payments under the existing lease are as follows:

Year Ending December 31,	Operating Lease
2011	$48,750
2012	50,000
2013	51,250
2014	26,250
2015	-
Total Minimum Lease Payments	$176,250

Rent expense related to leases for the years ended December 31, 2010 and 2009 was $47,781 and $40,426, respectively.

Note G – Major Customers

Sales to five customers comprised 85% and 82% of the Partnership’s total oil and gas revenues for the fiscal years ended December 31, 2010 and 2009, respectively.

In the exploration, development, and production business, production is normally sold to relatively few customers.  Substantially all of the Partnership’s customers are concentrated in the oil and gas industry and revenue can be materially affected by current economic conditions and the price of certain commodities such as natural gas and crude oil, the cost of which is passed through to the customer.  However, based on current demand for natural gas and crude oil and the fact that alternate purchasers are readily available, management believes that the loss of any major purchasers would not have a long-term material adverse effect on operations.

Note H – Commitments and Contingencies

The Partnership is subject to federal and state laws and regulations relating to the protection of the environment.  Environmental risk is inherent to oil and natural gas operations and the Partnership could be subject to environmental cleanup and enforcement actions.  The Partnership manages this environmental risk through appropriate environmental policies and practices to minimize the impact to the Partnership.

From time to time, the Partnership is a party to various legal proceedings arising in the ordinary course of business.  The Partnership is not currently a party to any proceeding that it believes could have a material adverse effect on the Partnership’s financial condition, results of operation or cash flows.

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note I – Goodwill

Goodwill is assigned to the Partnership as a result of the acquisition in 2002 of all of the issued and outstanding common stock of Pure Energy Group, Inc.  This asset is reviewed annually for possible impairment resulting from the occurrence of events or circumstances that indicate the Partnership’s carrying amount is greater than its fair value.  Management has determined that no additional impairment has occurred during the years ended December 31, 2010 and 2009.  Accordingly, no adjustment for impairment has been recorded.

Note J  – Concentration of Credit Risk

Financial instruments that potentially subject the Partnership to the concentration of credit risk consist primarily of cash and cash equivalents.  Cash balances exceeded FDIC insurance protection levels by approximately $361,750 at December 31, 2010, and at certain points throughout the year, subjecting the Partnership to risk related to the uninsured balance. The Partnership’s deposits are held at large established bank institutions and it believes that the risk of loss associated with these uninsured balances is remote.

The Partnership also maintains cash balances with two investment brokerage firms that are protected by the Securities Investor Protection Corporation (SIPC) up to $250,000.  In addition to the SIPC coverage, one of the investment brokerage firms provides supplemental coverage in excess of SIPC through an insurance policy that covers cash balances up to $500,000.  The cash balance at the other investment brokerage firm is held in a FDIC-Insured Deposit Account and is also protected by a supplemental coverage insurance policy that covers cash balances up to $124,500,000.  As of December 31, 2010 and 2009, the Partnership’s cash balance with these investment brokerage firms did not exceed the combined coverage.

Note K – Federal Income Tax

The accompanying financial statements include a provision for federal income tax related to the Partnership’s taxable subsidiary, Pure Energy Group, Inc (PEG).

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note K – Federal Income Tax
The provision for income tax consists of the following:

	2010	2009
Current:
Consolidated Income (Loss)	$603,649	$(1,087,647)
Less: Pass-Through (Income) Loss – PGP II	243,748	(920,062)
PEG Income (Loss)	359,901	(167,585)
Federal Statutory Rate	15%	15%
Current Tax Expense (Benefit)	53,985	(25,138)
Deferred:
Increase (Decrease) in Valuation Allowance	(53,985)	25,138
Deferred Tax Expense (Benefit)	(53,985)	25,138
Net Tax (Benefit) Expense	$—	$—

Deferred tax assets consist of the following:

	2010	2009
Operating Loss Carryforwards at Beginning of Year	$77,848	$52,710
Benefit (Expense)	(53,985)	25,138
	23,863	77,848
Less Valuation Allowance	(23,863)	(77,848)
Tax Asset at End of Year	$—	$—

Deferred tax assets decreased by $53,985 to $23,863 at December 31, 2010 due to the current year generation of loss carryforwards that can be used to offset future taxable income.  At December 31, 2009, deferred tax assets increased by $25,138 to $77,848 due to the utilization of loss carryforwards to offset the 2009 taxable income.  However, as of December 31, 2010 and 2009, the deferred tax assets have been fully allowed for due to the continued uncertainty of whether the tax benefits will ever be realized.  The deferred tax assets balance at December 31, 2009 was adjusted to actual per the 2009 income tax return. As the deferred tax assets are fully allowed for due to the reason mentioned above, this adjustment had no effect on prior year net income.

As of December 31, 2010, Pure Energy Group, Inc. had net operating loss (NOL) carryforwards totaling $518,987 that may be used to offset future taxable income.  These NOL carryforwards expire as follows:

December 31,	Amount
2023	$351,402
2029	167,585
Total NOL Carryforwards	$518,987

PURE GAS PARTNERS, L.P. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements
December 31, 2010 and 2009

Note M – Series B Convertible Preferred Partnership Interest

In October 2006, PGP II, a subsidiary of the Partnership, issued Series B Convertible Preferred Partnership Interests (the Interests) to Armendaris Holdings, LLC (Armendaris) for a 3.617% ownership interest in PGP II.

The Interests have a preferential right for return of the invested principal from cash flow of PGP II and also a preferential right in the case of liquidation or dissolution of PGP II.  The Interests do not have any dividend preference or any preferential stated return, interest rate, or dividend that accrues or is payable with respect to the units purchased.  The Interests are callable, at the option of PGP II, at anytime between 90 days following drilling completion of a core test well on the Armendaris Ranch and September 30, 2010, at 100% of the face value of the funding.

In October 2010, Armendaris exercised its option to convert the Interests into Series A Limited Partnership Interest of PGP II at a valuation of $30,000,000.  As a result of the exercise, all existing noncontrolling interests held by Armendaris were converted to Class C Shares. In addition, all other noncontrolling interest partners exercised their option to convert their interests to Class A Shares. As a result, the partnership no longer had minority interest holders as of December 31, 2010.

Note N – Subsequent Events

The Partnership has evaluated subsequent events through April 7, 2011, the date which the financial statements were available to be issued.  Effective January 3, 2011, the Partnership entered into a merger agreement with Doral Energy. Pursuant to the provisions of the Merger Agreement, all of the Partnership’s oil and gas assets were transferred to Pure Energy Group, Inc. Pure Energy Group, Inc. was then merged with and into Doral Acquisition Corp. (“Doral”) with Doral continuing as the surviving corporation. Upon completion of the Merger, the outstanding shares of Pure Energy Group, Inc. were converted into an aggregate of 9,981,536 shares of the Company’s common stock. As a result of the Merger, Pure Energy Group, Inc. owns approximately 80% of Doral’s total outstanding shares on a fully diluted basis, with Doral’s previous stockholders owning the remaining 20%.